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                             UNITED STATES

                  SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): SEPTEMBER 28, 2000

                      --------------------------

                  PACKAGING RESOURCES INCORPORATED

         (Exact name of Registrant as specified in its charter)

            DELAWARE                 333-05885                  36-3321568
  (State or other jurisdiction      (Commission           (IRS Employer Number)
of Identification incorporation)    File Number)

                           ONE CONWAY PARK

                    100 FIELD DRIVE, SUITE 300

                    LAKE FOREST, ILLINOIS 60045

         (Address of principal executive offices) (Zip Code)

                          (847) 295-6100

         (Registrant's telephone number, including area code)

                                N/A

    (Former name or former address, if changed since last report)

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                       ITEM 5.  OTHER EVENTS.


          The previously reported agreement with Sweetheart Cup Company Inc. and Mr. Dennis Mehiel, its Chairman and principal stockholder, relating to a proposed sale of capital stock of Packaging Resources Group, Inc. ("Group") has been terminated.

          A letter of intent ("Letter") has been entered into with Van Leer Holding Inc., a subsidiary of Huhtamaki Van Leer Oyj, a Finnish company, relating to a proposed sale of capital stock of Packaging Resources Incorporated ("PRI") for a cash purchase price of $185 million. The Letter contemplates that PRI will have no debt for borrowed money at the closing. Completion of the transaction will be subject to execution of definitive documentation and certain other conditions, including consent of the holders of the outstanding indebtedness of PRI and its parent, Group. There can be no assurance as to whether or when the proposed transaction will be completed.

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SIGNATURES:

Pursuant to the requirements of the securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PACKAGING RESOURCES INCORPORATED, a Delaware corporation

Date: September 29, 2000


By:___________________________
Name:  Jerry J. Corirossi
Title: Executive Vice President, Finance and Administration
       Chief Financial Officer and duly authorized officer